UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2020

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 628-6200

N/A ___________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2020, iFresh Inc. (the “Company”) entered into an agreement (the “Acquisition Agreement”) with Zhang Fei and Liu Meng (collectively, the “Sellers”) and Jiuxiang Blue Sky Technology (Beijing) Co., Ltd. (the “Target”), pursuant to which the Sellers will sell their 100% interest in the Target to the Company in exchange for 5,036,298 shares of the Company’s common stock and 1,000 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”). Upon approval of the Company’s shareholders, the 1,000 shares of Series C Preferred Stock will be converted into 1,916,781 shares of the Company’s common stock. The Series C Preferred Stock will rank on parity with the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company. All of the issuances and conversions of the Company’s common stock in the foregoing Acquisition Agreement were at a price per share of $1.402. The closing of the acquisition as contemplated by the Acquisition Agreement is subject to customary closing terms and conditions. The Sellers and the Target make certain customary representations and warranties to the Company in connection with the Acquisition Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2020

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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